Exhibit 99.1

For further information:
David B. Ramaker, CEO
Lori A. Gwizdala, CFO
989-839-5350

Chemical Financial Corporation Reports Fourth Quarter and Full Year 2013 Results
Company Posts Record Net Income for the Year; Loan Growth up 11.5% in 2013
MIDLAND, MI, January 27, 2014 -- -- Chemical Financial Corporation (NASDAQ:CHFC) today announced 2013 fourth quarter net income of $14.4 million, or $0.48 per diluted share, up 14.3% on a diluted per share basis over 2012 fourth quarter net income of $11.7 million, or $0.42 per diluted share. For the twelve months ended December 31, 2013, net income was $56.8 million, or $2.00 per diluted share, an increase of 8.1% on a diluted per share basis compared to net income for the twelve months ended December 31, 2012 of $51.0 million, or $1.85 per diluted share.
"Fourth quarter 2013 earnings per share increased 14% over fourth quarter 2012 results, capping a strong year of earnings for Chemical Financial Corporation shareholders. Robust organic balance sheet growth, improving credit quality metrics and a focus on controlling costs led to consistent earnings improvement over the course of the year. While we remain confident in our prospects going forward, it is important to remember that future earnings improvement will be driven increasingly by overall balance sheet and fee income growth coupled with vigilant cost discipline, as opposed to credit quality improvements and cost cutting," said David B. Ramaker, Chairman, Chief Executive Officer and President.
"As our economy improves, we expect to see continued organic growth in 2014. By making Chemical Bank the community-oriented, Michigan-centric, financial institution of choice in the markets we serve---and seeking to partner with like-minded institutions in the state as Michigan's banking industry consolidates---we believe we are well positioned to achieve additional competitive and acquisitive market share gains as we move forward," Ramaker added.
Net income of $14.4 million in the fourth quarter of 2013 was $0.6 million, or 4.1%, lower than the third quarter of 2013, with higher net interest income and a lower provision for loan losses offset by slightly lower noninterest income and higher operating expenses in the fourth quarter of 2013. Net income in the fourth quarter of 2013 was $2.7 million, or 23%, higher than the fourth quarter of 2012, primarily attributable to a combination of higher net interest income and a lower provision for loan losses. Net income of $56.8 million in 2013 was $5.8 million, or 11.4%, higher than 2012, with higher net interest income and noninterest income and a lower provision for loan losses partially offset by higher operating expenses.
The Corporation's return on average assets was 0.93% during the fourth quarter of 2013, compared to 1.00% in the third quarter of 2013 and 0.83% in the fourth quarter of 2012. The Corporation's return on average shareholders' equity was 8.4% in the fourth quarter of 2013, compared to 9.6% in the third quarter of 2013 and 7.7% in the fourth quarter of 2012.
The net interest margin (on a tax-equivalent basis) was 3.63% in the fourth quarter of 2013, compared to 3.58% in the third quarter of 2013 and 3.74% in the fourth quarter of 2012. The slight increase in the net interest margin in the fourth quarter of 2013, compared to the third quarter of 2013, was largely attributable to growth in the loan portfolio. The decrease in the net interest margin in the fourth quarter of 2013, compared to the fourth quarter of 2012, was primarily attributable to the repricing of loans during the twelve months ended December 31, 2013, which was partially offset by growth in loans and the favorable repricing of deposits.

Net interest income was $51.3 million in the fourth quarter of 2013, $2.0 million, or 4.1%, higher than the third quarter of 2013 and $3.3 million, or 6.9%, higher than the fourth quarter of 2012. The increases in net interest income in the fourth quarter of 2013 over both the third quarter of 2013 and the fourth quarter of 2012 were largely attributable to loan growth. Total loans grew $125 million, or 2.8%, in the fourth quarter of 2013 and $480 million, or 11.5%, over the twelve months ended December 31, 2013.
Net interest income was $196.6 million in 2013, $9.1 million, or 4.9%, higher than 2012, with the increase primarily attributable to loan growth in 2013 and the favorable impact of interest-bearing deposits repricing lower during 2013. These increases were partially offset by the unfavorable impact of interest-earning assets repricing during the year. The net interest margin (on a tax equivalent basis) was 3.59% in 2013, compared to 3.76% in 2012.
The provision for loan losses was $2.0 million in the fourth quarter of 2013, compared to $3.0 million in the third quarter of 2013 and $5.0 million in the fourth quarter of 2012. The decrease in the provision for loan losses in the fourth quarter of 2013 compared to both the third quarter of 2013 and the fourth quarter of 2012 was due to continued improvement in the overall credit quality of the loan portfolio. The provision for loan losses was $11.0 million in 2013, compared to $18.5 million in 2012.
The Corporation's nonperforming loans, consisting of nonaccrual loans, accruing loans past due 90 days or more as to principal or interest payments and nonperforming troubled debt restructurings, totaled $82.0 million at December 31, 2013, compared to $75.8 million at September 30, 2013 and $90.9 million at December 31, 2012. Nonperforming loans comprised 1.76% of total loans at December 31, 2013, compared to 1.68% at September 30, 2013 and 2.18% at December 31, 2012. The increase in nonperforming loans during the fourth quarter of 2013 was largely attributable to the downgrade to nonaccrual status of $6.4 million of commercial and commercial real estate loans to an agricultural grower and processor. At December 31, 2013, the borrower was experiencing some financial difficulty; however, these loans were believed to be adequately secured by income-producing farm land and other assets. Accordingly, the Corporation did not require a specific impairment reserve on these loans at that date. The reduction in nonperforming loans during the twelve months ended December 31, 2013 was attributable to a combination of improving economic conditions and loan charge-offs.
Net loan charge-offs were $4.5 million, or 0.39% of average loans, in the fourth quarter of 2013, compared to $3.7 million, or 0.33% of average loans, in the third quarter of 2013 and $5.2 million, or 0.51% of average loans, in the fourth quarter of 2012. Net loan charge-offs totaled $16.4 million, or 0.38% of average loans, in 2013, compared to $22.3 million, or 0.57% of average loans, in 2012.
At December 31, 2013, the allowance for loan losses of the originated loan portfolio was $78.6 million, or 1.81% of originated loans, compared to $81.0 million, or 1.92% of originated loans, at September 30, 2013 and $84.0 million, or 2.22% of originated loans, at December 31, 2012. The allowance for loan losses of the originated loan portfolio as a percentage of nonperforming loans was 96% at December 31, 2013, compared to 107% at September 30, 2013 and 92% at December 31, 2012.
Noninterest income was $13.6 million in the fourth quarter of 2013, compared to $14.6 million in the third quarter of 2013 and $14.7 million in the fourth quarter of 2012. The decrease in noninterest income in the fourth quarter of 2013, compared to both the third quarter of 2013 and the fourth quarter of 2012, was largely attributable to lower mortgage banking revenue. Mortgage banking revenue was $0.6 million in the fourth quarter of 2013, compared to $1.0 million in the third quarter of 2013 and $2.5 million in the fourth quarter of 2012. The decreases in mortgage banking revenue in the fourth quarter of 2013, compared to both the third quarter of 2013 and the fourth quarter of 2012, were primarily attributable to declines in the volume of loans sold in the secondary market. The Corporation sold $36 million of residential mortgage loans in the secondary market in the fourth quarter of 2013, compared to $45 million in the third quarter of 2013 and $76 million in the fourth quarter of 2012.

Noninterest income was $60.4 million in 2013, compared to $54.7 million in 2012. Noninterest income in 2013 was $5.7 million, or 10.5%, higher than 2012, with the increase attributable to increases in all major categories of noninterest income, except for mortgage banking revenue, that was partially driven by growth in the volume of services provided and additional fees and revenue earned as a result of the acquisition of 21 branch banking offices in December 2012 (branch acquisition transaction). Wealth management revenue was $14.0 million in 2013, compared to $11.8 million in 2012, with the increase due partially to an increase in equity market performance that led to increased assets under management. Mortgage banking revenue was $5.3 million in 2013, compared to $6.6 million in 2012, with the decrease due primarily to declines in the volume of loans sold in the secondary market. The Corporation sold $211 million of residential mortgage loans in the secondary market in 2013, compared to $305 million in 2012.
Operating expenses were $42.4 million in the fourth quarter of 2013, compared to $39.5 million in the third quarter of 2013 and $42.0 million in the fourth quarter of 2012. The increase in operating expenses of $2.9 million, or 7.2%, in the fourth quarter of 2013, compared to the third quarter of 2013, was primarily attributable to an $0.8 million increase in donations expense, a $0.6 million increase in credit-related expenses, and a $0.5 million increase in group health care costs. The increase in donations expense was attributable to year-end commitments by the Corporation to the Chemical Bank Foundation to further assist in building the Foundation's endowment fund. The increase in credit-related expenses was primarily attributable to lower gains on the sales of other real estate properties in the fourth quarter of 2013, compared to the third quarter of 2013. While operating expenses in the fourth quarter of 2013 were similar to those in the fourth quarter of 2012, incremental operating costs associated with the branch acquisition transaction, merit and market-driven compensation increases provided to the Corporation's employees effective at the beginning of 2013, and higher performance-based compensation expenses were partially offset by lower credit-related expenses. Operating expenses in the fourth quarter of 2012 also included $1.8 million attributable to the branch acquisition transaction.
Operating expenses were $164.9 million in 2013, compared to $151.9 million in 2012. Operating expenses included nonrecurring costs in 2012 of $2.9 million attributable to the branch acquisition transaction. Excluding these nonrecurring expenses, operating expenses in 2013 were $15.9 million, or 11%, higher than 2012, due largely to incremental operating costs associated with the branch acquisition transaction, in addition to employee compensation costs resulting from merit increases, market-based salary adjustments, higher performance-based compensation and higher group health care costs, all of which were partially offset by lower credit-related expenses.
The Corporation's efficiency ratio was 63.7% in the fourth quarter of 2013, 61.0% in the third quarter of 2013 and 63.0% in the fourth quarter of 2012. The Corporation's efficiency ratio was 63.1% for 2013 and 60.8% for 2012.
Total assets were $6.18 billion at December 31, 2013, compared to $6.26 billion at September 30, 2013 and $5.92 billion at December 31, 2012. The increase in total assets during the twelve months ended December 31, 2013 was primarily attributable to an increase in deposits that was used to partially fund loan growth. The Corporation continues to keep its excess liquidity at the Federal Reserve Bank (FRB), with $180 million in balances held at the FRB at December 31, 2013, compared to $357 million at September 30, 2013 and $514 million at December 31, 2012.
Total loans were $4.65 billion at December 31, 2013, up from $4.52 billion at September 30, 2013 and $4.17 billion at December 31, 2012. During the three and twelve months ended December 31, 2013, total loans increased $125 million, or 2.8%, and $480 million, or 11.5%, respectively. The increases in loans during the three and twelve months ended December 31, 2013 occurred across all loan categories and were largely attributable to a combination of improving economic conditions and increased market share. The increase in loans of $480 million during 2013 was attributable to increases in commercial loans of $174 million, or 17.3%, commercial real estate loans of $71 million, or 6.1%, real estate construction and land development loans of $10 million, or 9.6%, residential real estate loans of $76 million, or 8.7%, and consumer installment and home equity loans of $149 million, or 14.6%. The average yield on the loan portfolio was 4.42% in the fourth quarter of 2013, compared to 4.44% in the third quarter of 2013 and 4.79% in the fourth quarter of 2012.

Investment securities were $958.5 million at December 31, 2013, compared to $987.7 million at September 30, 2013 and $816.8 million at December 31, 2012. The average yield of the investment securities portfolio was 2.07% in the fourth quarter of 2013, compared to 2.05% in the third quarter of 2013 and 2.21% in the fourth quarter of 2012.
Total deposits were $5.12 billion at December 31, 2013, compared to $5.19 billion at September 30, 2013 and $4.92 billion at December 31, 2012. The Corporation experienced an increase in total deposits of $201 million, or 4.1%, during the twelve months ended December 31, 2013, with the increase attributable to organic deposit growth of $255 million during the twelve months ended December 31, 2013, which was partially offset by the payoff of maturing brokered deposits acquired in the acquisition of O.A.K. Financial Corporation in 2010. The repricing of matured customer certificates of deposit and the decrease in interest rates on various interest-bearing deposit accounts to reflect lower market interest rates resulted in the Corporation's average cost of funds declining to 0.30% in the fourth quarter of 2013 from 0.32% in the third quarter of 2013 and 0.41% in the fourth quarter of 2012.
At December 31, 2013, the Corporation's tangible equity to assets ratio and total risk-based capital ratio were 9.4% and 14.0%, respectively, compared to 8.9% and 14.2%, respectively, at September 30, 2013 and 8.1% and 13.2%, respectively, at December 31, 2012. At December 31, 2013, the Corporation's book value was $23.38 per share, compared to $22.61 per share at September 30, 2013 and $21.69 per share at December 31, 2012. At December 31, 2013, the Corporation's tangible book value was $19.17 per share, compared to $18.36 per share at September 30, 2013 and $17.03 per share at December 31, 2012.
Chemical Financial Corporation will host a conference call to discuss its fourth quarter and full year 2013 results on Monday, January 27, 2014 at 11 a.m. eastern standard time. Anyone interested may access the conference call on a live basis by dialing toll-free at 1-888-378-0324 and entering 8885780 for the conference ID. The call will also be broadcast live over the Internet hosted at Chemical Financial Corporation's website at www.chemicalbankmi.com under the "Investor Info" section. A copy of the slide-show presentation and an audio replay of the call will remain available on Chemical Financial Corporation's website for at least 14 days.
Chemical Financial Corporation is the second largest banking company headquartered and operating branch offices in Michigan. The Corporation operates through a single subsidiary bank, Chemical Bank, with 156 banking offices spread over 38 counties in the lower peninsula of Michigan. At December 31, 2013, the Corporation had total assets of $6.2 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issues comprising The NASDAQ Global Select Market. More information about the Corporation is available by visiting the investor relations section of its website at www.chemicalbankmi.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and Chemical Financial Corporation (Corporation). Words or phrases such as "anticipates," "believes," "confident," "continue," "estimates," "expects," "focus," "forecasts," "future," "going-forward," "improving," "intends," "is likely," "judgment," "look," "opinion," "opportunities," "plans," "predicts," "projects," "prospects," "seeking," "should," "trend," "will," and variations of such words and similar expressions are intended to identify such forward-looking statements. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future earnings improvement, future levels of loan charge-offs, future levels of provisions for loan losses, real estate valuation, future levels of nonperforming assets, the rate of asset dispositions, future capital levels, future changes in regulatory requirements, future dividends, future growth and funding sources, future liquidity levels, future profitability levels, the effects on earnings of future changes in interest rates, the future level of other revenue sources, future economic trends and conditions, future initiatives to expand the Corporation's market share, expected performance and cash flows from acquired loans, future effects of new or changed accounting standards, future opportunities for acquisitions, and future cost savings. All statements referencing future time periods are forward-looking.
Management's determination of the provision and allowance for loan losses; the carrying value of acquired loans, goodwill and mortgage servicing rights; the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment); and management's assumptions concerning pension and other postretirement benefit plans involve judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. The future effect of changes in the financial and credit markets and the national and regional economies on the banking industry, generally, and on the Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. The Corporation undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Risk factors include, but are not limited to, the risk factors described in Item 1A of the Corporation's Annual Report on Form 10-K for the year ended December 31, 2012. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Consolidated Statements of Financial Position (Unaudited)
Chemical Financial Corporation

	December 31, 2013	September 30, 2013	December 31, 2012
	(In thousands, except per share data)
Assets
Cash and cash equivalents:
Cash and cash due from banks	$130,811	$135,839	$142,467
Interest-bearing deposits with the Federal Reserve Bank	179,977	357,271	513,668
Total cash and cash equivalents	310,788	493,110	656,135
Investment securities:
Available-for-sale	684,570	705,146	586,809
Held-to-maturity	273,905	282,579	229,977
Total investment securities	958,475	987,725	816,786
Loans held-for-sale	5,219	7,907	17,665
Loans:
Commercial	1,176,307	1,128,122	1,002,722
Commercial real estate	1,232,658	1,215,631	1,161,861
Real estate construction and land development	109,861	102,034	100,237
Residential mortgage	960,423	942,777	883,835
Consumer installment and home equity	1,168,372	1,134,107	1,019,080
Total loans	4,647,621	4,522,671	4,167,735
Allowance for loan losses	(79,072)	(81,532)	(84,491)
Net loans	4,568,549	4,441,139	4,083,244
Premises and equipment	75,308	73,690	75,458
Goodwill	120,164	120,164	120,164
Other intangible assets	13,424	13,865	15,388
Interest receivable and other assets	132,781	120,636	132,412
Total Assets	$6,184,708	$6,258,236	$5,917,252
Liabilities
Deposits:
Noninterest-bearing	$1,227,768	$1,162,599	$1,085,857
Interest-bearing	3,894,617	4,028,706	3,835,586
Total deposits	5,122,385	5,191,305	4,921,443
Interest payable and other liabilities	38,395	36,019	54,716
Short-term borrowings	327,428	357,595	310,463
Federal Home Loan Bank (FHLB) advances	—	—	34,289
Total liabilities	5,488,208	5,584,919	5,320,911
Shareholders' Equity
Preferred stock, no par value per share	—	—	—
Common stock, $1 par value per share	29,790	29,778	27,499
Additional paid-in capital	488,177	487,176	433,195
Retained earnings	199,053	191,538	166,766
Accumulated other comprehensive loss	(20,520)	(35,175)	(31,119)
Total shareholders' equity	696,500	673,317	596,341
Total Liabilities and Shareholders' Equity	$6,184,708	$6,258,236	$5,917,252

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Consolidated Statements of Income (Unaudited)
Chemical Financial Corporation

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Interest Income
Interest and fees on loans	$50,639	$48,721	$195,590	$193,193
Interest on investment securities:
Taxable	2,497	2,280	10,234	9,890
Tax-exempt	1,656	1,524	6,394	5,931
Dividends on nonmarketable equity securities	404	403	1,105	1,041
Interest on deposits with the Federal Reserve Bank	127	198	738	703
Total interest income	55,323	53,126	214,061	210,758
Interest Expense
Interest on deposits	3,893	4,783	16,883	21,782
Interest on short-term borrowings	125	109	484	426
Interest on FHLB advances	—	240	47	1,005
Total interest expense	4,018	5,132	17,414	23,213
Net Interest Income	51,305	47,994	196,647	187,545
Provision for loan losses	2,000	5,000	11,000	18,500
Net interest income after provision for loan losses	49,305	42,994	185,647	169,045
Noninterest Income
Service charges and fees on deposit accounts	5,519	5,035	21,939	19,581
Wealth management revenue	3,296	2,928	13,989	11,763
Other charges and fees for customer services	3,925	3,743	17,151	14,227
Mortgage banking revenue	637	2,538	5,336	6,597
Gain on sale of investment securities	29	34	1,133	34
Gain on sale of merchant card services	—	—	—	1,280
Other	172	418	861	1,202
Total noninterest income	13,578	14,696	60,409	54,684
Operating Expenses
Salaries, wages and employee benefits	24,357	22,537	96,419	84,383
Occupancy	3,485	3,149	13,934	12,413
Equipment and software	3,483	3,461	13,734	13,112
Other	11,080	12,881	40,861	42,013
Total operating expenses	42,405	42,028	164,948	151,921
Income before income taxes	20,478	15,662	81,108	71,808
Federal income tax expense	6,100	4,000	24,300	20,800
Net Income	$14,378	$11,662	$56,808	$51,008
Earnings Per Common Share:
Weighted average common shares outstanding for basic earnings per share	29,786	27,498	28,183	27,492
Weighted average common shares outstanding for diluted earnings per share, including common stock equivalents	30,032	27,630	28,352	27,583
Basic earnings per common share	$0.48	$0.42	$2.02	$1.86
Diluted earnings per common share	$0.48	$0.42	$2.00	$1.85
Cash Dividends Declared Per Common Share	$0.23	$0.21	$0.87	$0.82
Key Ratios (annualized where applicable):
Return on average assets	0.93%	0.83%	0.95%	0.94%
Return on average shareholders' equity	8.4%	7.7%	9.1%	8.7%
Net interest margin	3.63%	3.74%	3.59%	3.76%
Efficiency ratio	63.7%	63.0%	63.1%	60.8%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Financial Summary (Unaudited)
Chemical Financial Corporation
(Dollars in Thousands)

	Three Months Ended
	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012	March 31, 2012
Average Balances
Total assets	$6,117,217	$5,966,988	$5,859,822	$5,924,820	$5,576,422	$5,433,491	$5,360,598	$5,396,420
Total interest-earning assets	5,782,141	5,621,542	5,530,262	5,579,789	5,251,531	5,105,101	5,044,629	5,061,882
Total loans	4,588,448	4,424,332	4,249,708	4,152,570	4,077,918	3,987,928	3,901,321	3,824,604
Total deposits	5,065,671	4,960,270	4,878,214	4,950,956	4,590,370	4,464,582	4,383,628	4,416,273
Total interest-bearing liabilities	4,211,647	4,167,915	4,126,751	4,221,638	3,926,582	3,823,954	3,817,753	3,903,986
Total shareholders' equity	678,487	620,911	606,607	599,406	600,794	591,683	582,873	574,261
Key Ratios (annualized where applicable)
Net interest margin (taxable equivalent basis)	3.63%	3.58%	3.60%	3.54%	3.74%	3.76%	3.80%	3.76%
Efficiency ratio	63.7%	61.0%	63.3%	64.4%	63.0%	59.3%	58.7%	62.1%
Return on average assets	0.93%	1.00%	0.97%	0.91%	0.83%	0.96%	1.04%	0.92%
Return on average shareholders' equity	8.4%	9.6%	9.4%	9.0%	7.7%	8.8%	9.6%	8.7%
Average shareholders' equity as a percent of average assets	11.1%	10.4%	10.4%	10.1%	10.8%	10.9%	10.9%	10.6%
Capital ratios (period end):
Tangible shareholders' equity as a percent of total assets	9.4%	8.9%	8.5%	8.1%	8.1%	8.8%	9.0%	8.7%
Total risk-based capital ratio	14.0%	14.2%	13.1%	13.3%	13.2%	13.6%	13.6%	13.7%

	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012	March 31, 2012
Credit Quality Statistics
Originated Loans	$4,352,924	$4,213,728	$3,990,633	$3,810,989	$3,775,140	$3,606,547	$3,515,110	$3,370,279
Acquired Loans	294,697	308,943	345,238	374,272	392,595	412,612	447,232	472,819
Nonperforming Assets:
Nonperforming loans	81,984	75,818	79,342	86,417	90,854	90,877	92,811	98,548
Other real estate / repossessed assets (ORE)	9,776	12,033	13,659	18,194	18,469	19,467	23,509	25,944
Total nonperforming assets	91,760	87,851	93,001	104,611	109,323	110,344	116,320	124,492
Performing troubled debt restructurings	39,571	34,071	32,657	30,723	31,369	30,406	26,383	27,177
Allowance for loan losses - originated as a percent of:
Total originated loans	1.81%	1.92%	2.05%	2.16%	2.22%	2.33%	2.40%	2.54%
Nonperforming loans	96%	107%	103%	95%	92%	93%	91%	87%
Nonperforming loans as a percent of total loans	1.76%	1.68%	1.83%	2.06%	2.18%	2.26%	2.34%	2.56%
Nonperforming assets as a percent of:
Total loans plus ORE	1.97%	1.94%	2.14%	2.49%	2.61%	2.73%	2.92%	3.22%
Total assets	1.48%	1.40%	1.60%	1.75%	1.85%	1.98%	2.17%	2.28%
Net loan charge-offs (year-to-date):
Originated	$16,419	$11,959	$8,307	$4,657	$20,142	$14,939	$10,622	$5,548
Acquired	—	—	—	—	2,200	2,200	—	—
Total loan charge-offs (year-to-date)	16,419	11,959	8,307	4,657	22,342	17,139	10,622	5,548
Net loan charge-offs as a percent of average loans (year-to-date, annualized)	0.38%	0.37%	0.40%	0.45%	0.57%	0.59%	0.55%	0.58%

	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012	March 31, 2012
Additional Data - Intangibles
Goodwill	$120,164	$120,164	$120,164	$120,164	$120,164	$113,414	$113,414	$113,414
Core deposit intangibles (CDI)	10,001	10,466	10,933	11,417	11,910	6,777	7,144	7,512
Mortgage servicing rights (MSR)	3,423	3,399	3,421	3,485	3,478	3,466	3,463	3,427
Amortization of CDI (quarter only)	465	467	484	493	467	367	368	367

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Average Balances, Tax Equivalent Interest and Effective Yields and Rates (Unaudited)*
Chemical Financial Corporation

	Three Months Ended December 31, 2013			Twelve Months Ended December 31, 2013
	Average Balance	Tax Equivalent Interest	Effective Yield/Rate	Average Balance	Tax Equivalent Interest	Effective Yield/Rate
Assets	(Dollars in thousands)
Interest-earning assets:
Loans**	$4,595,248	$51,167	4.42%	$4,366,209	$197,563	4.52%
Taxable investment securities	725,658	2,497	1.38	721,932	10,234	1.42
Tax-exempt investment securities	247,256	2,542	4.11	233,965	9,776	4.18
Other interest-earning assets	25,572	404	6.27	25,572	1,105	4.32
Interest-bearing deposits with the Federal Reserve Bank	188,407	127	0.27	281,291	738	0.26
Total interest-earning assets	5,782,141	56,737	3.90	5,628,969	219,416	3.90
Less: allowance for loan losses	(81,558)			(83,264)
Other assets:
Cash and cash due from banks	122,589			121,488
Premises and equipment	74,258			74,134
Interest receivable and other assets	219,787			223,265
Total assets	$6,117,217			$5,964,592
Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,145,924	$266	0.09%	$1,093,975	$1,011	0.09%
Savings deposits	1,382,324	309	0.09	1,357,317	1,210	0.09
Time deposits	1,347,393	3,318	0.98	1,391,045	14,662	1.05
Short-term borrowings	336,006	125	0.15	337,649	484	0.14
FHLB advances	—	—	—	1,935	47	2.43
Total interest-bearing liabilities	4,211,647	4,018	0.38	4,181,921	17,414	0.42
Noninterest-bearing deposits	1,190,030	—	—	1,121,745	—	—
Total deposits and borrowed funds	5,401,677	4,018	0.30	5,303,666	17,414	0.33
Interest payable and other liabilities	37,053			34,371
Shareholders' equity	678,487			626,555
Total liabilities and shareholders' equity	$6,117,217			$5,964,592
Net Interest Spread (Average yield earned on interest-earning assets minus average rate paid on interest-bearing liabilities)			3.52%			3.48%
Net Interest Income (FTE)		$52,719			$202,002
Net Interest Margin (Net Interest Income (FTE) divided by total average interest-earning assets)			3.63%			3.59%

*	Fully taxable equivalent (FTE) basis using a federal income tax rate of 35%.
**	Nonaccrual loans and loans held-for-sale are included in average balances reported and are included in the calculation of yields. Also, tax equivalent interest includes net loan fees.

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Nonperforming Assets (Unaudited)
Chemical Financial Corporation

	Dec 31, 2013	Sept 30, 2013	June 30, 2013	March 31, 2013	Dec 31, 2012	Sept 30, 2012	June 30, 2012	March 31, 2012
	(In thousands)
Nonperforming Loans:
Nonaccrual loans:
Commercial	$18,374	$11,809	$11,052	$12,186	$14,601	$15,217	$12,673	$11,443
Commercial real estate	28,598	28,623	28,498	35,849	37,660	41,311	41,691	46,870
Real estate construction	371	183	183	168	1,217	933	408	61
Land development	2,309	2,954	3,434	4,105	4,184	5,731	3,077	3,748
Residential mortgage	8,921	8,029	9,241	10,407	10,164	11,307	12,613	12,687
Consumer installment	676	665	552	699	739	876	1,182	1,278
Home equity	2,648	3,023	3,064	2,837	2,733	2,949	2,812	3,066
Total nonaccrual loans	61,897	55,286	56,024	66,251	71,298	78,324	74,456	79,153
Accruing loans contractually past due 90 days or more as to interest or principal payments:
Commercial	536	281	1	4	—	273	300	1,005
Commercial real estate	190	—	78	177	87	247	269	75
Real estate construction	—	—	—	—	—	—	—	—
Land development	—	—	—	—	—	—	—	—
Residential mortgage	537	692	164	196	1,503	431	840	333
Consumer installment	—	—	—	—	—	—	—	—
Home equity	734	686	689	874	769	1,147	1,157	1,233
Total accruing loans contractually past due 90 days or more as to interest or principal payments	1,997	1,659	932	1,251	2,359	2,098	2,566	2,646
Nonperforming troubled debt restructurings:
Commercial loan portfolio	13,414	15,744	19,140	14,587	13,876	6,553	11,691	11,258
Consumer loan portfolio	4,676	3,129	3,246	4,328	3,321	3,902	4,098	5,491
Total nonperforming troubled debt restructurings	18,090	18,873	22,386	18,915	17,197	10,455	15,789	16,749
Total nonperforming loans	81,984	75,818	79,342	86,417	90,854	90,877	92,811	98,548
Other real estate and repossessed assets	9,776	12,033	13,659	18,194	18,469	19,467	23,509	25,944
Total nonperforming assets	$91,760	$87,851	$93,001	$104,611	$109,323	$110,344	$116,320	$124,492

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Summary of Loan Loss Experience (Unaudited)
Chemical Financial Corporation

	Twelve Months Ended Dec 31, 2013	Three Months Ended				Twelve Months Ended Dec 31, 2012	Three Months Ended
		Dec 31, 2013	Sept 30, 2013	June 30, 2013	Mar 31, 2013		Dec 31, 2012	Sept 30, 2012	June 30, 2012	Mar 31, 2012
	(In thousands)
Allowance for loan losses - originated loan portfolio
Allowance for loan losses - beginning of period	$83,991	$81,032	$81,684	$82,334	$83,991	$86,733	$84,194	$84,511	$85,585	$86,733
Provision for loan losses	11,000	2,000	3,000	3,000	3,000	17,400	5,000	4,000	4,000	4,400
Net loan charge-offs:
Commercial	(2,321)	(448)	(615)	(59)	(1,199)	(3,483)	(1,345)	(416)	(834)	(888)
Commercial real estate	(6,277)	(1,233)	(1,248)	(1,786)	(2,010)	(5,684)	(330)	(1,627)	(1,880)	(1,847)
Real estate construction	(37)	(37)	—	—	—	(70)	(70)	—	—	—
Land development	(753)	(207)	(400)	(50)	(96)	(1,294)	(1,168)	(51)	(45)	(30)
Residential mortgage	(2,532)	(527)	(409)	(1,023)	(573)	(4,876)	(1,120)	(1,120)	(941)	(1,695)
Consumer installment	(2,643)	(836)	(786)	(574)	(447)	(3,209)	(917)	(691)	(872)	(729)
Home equity	(1,856)	(1,172)	(194)	(158)	(332)	(1,526)	(253)	(412)	(502)	(359)
Net loan charge-offs	(16,419)	(4,460)	(3,652)	(3,650)	(4,657)	(20,142)	(5,203)	(4,317)	(5,074)	(5,548)
Allowance for loan losses - end of period	78,572	78,572	81,032	81,684	82,334	83,991	83,991	84,194	84,511	85,585
Allowance for loan losses - acquired loan portfolio
Allowance for loan losses - beginning of period	500	500	500	500	500	1,600	500	2,200	2,200	1,600
Provision for loan losses	—	—	—	—	—	1,100	—	500	—	600
Net loan charge-offs - (commercial)	—	—	—	—	—	(2,200)	—	(2,200)	—	—
Allowance for loan losses - end of period	500	500	500	500	500	500	500	500	2,200	2,200
Total allowance for loan losses	$79,072	$79,072	$81,532	$82,184	$82,834	$84,491	$84,491	$84,694	$86,711	$87,785
Net loan charge-offs as a percent of average loans (quarterly amounts annualized)	0.38%	0.39%	0.33%	0.34%	0.45%	0.57%	0.51%	0.65%	0.52%	0.58%

Chemical Financial Corporation Announces Fourth Quarter and Full Year 2013 Operating Results

Selected Quarterly Information (Unaudited)
Chemical Financial Corporation

	4th Qtr. 2013	3rd Qtr. 2013	2nd Qtr. 2013	1st Qtr. 2013	4th Qtr. 2012	3rd Qtr. 2012	2nd Qtr. 2012	1st Qtr. 2012
	(Dollars in thousands, except per share data)
Summary of Operations
Interest income	$55,323	$53,578	$52,781	$52,379	$53,126	$52,501	$52,467	$52,664
Interest expense	4,018	4,284	4,385	4,727	5,132	5,591	6,021	6,469
Net interest income	51,305	49,294	48,396	47,652	47,994	46,910	46,446	46,195
Provision for loan losses	2,000	3,000	3,000	3,000	5,000	4,500	4,000	5,000
Net interest income after provision for loan losses	49,305	46,294	45,396	44,652	42,994	42,410	42,446	41,195
Noninterest income	13,578	14,644	15,948	16,239	14,696	12,719	13,944	13,325
Operating expenses	42,405	39,545	41,041	41,957	42,028	36,723	36,199	36,971
Income before income taxes	20,478	21,393	20,303	18,934	15,662	18,406	20,191	17,549
Federal income tax expense	6,100	6,400	6,100	5,700	4,000	5,300	6,325	5,175
Net income	$14,378	$14,993	$14,203	$13,234	$11,662	$13,106	$13,866	$12,374
Net interest margin	3.63%	3.58%	3.60%	3.54%	3.74%	3.76%	3.80%	3.76%

Per Common Share Data
Net income:
Basic	$0.48	$0.54	$0.52	$0.48	$0.42	$0.48	$0.50	$0.45
Diluted	0.48	0.53	0.51	0.48	0.42	0.48	0.50	0.45
Cash dividends declared	0.23	0.22	0.21	0.21	0.21	0.21	0.20	0.20
Book value - period-end	23.38	22.61	22.14	21.97	21.69	21.75	21.42	21.10
Tangible book value - period-end	19.17	18.36	17.53	17.34	17.03	17.52	17.17	16.84
Market value - period-end	31.67	27.92	25.99	26.38	23.76	24.20	21.50	23.44